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                              TNF HOLDINGS COMPANY, INC.

                              1994 STOCK INCENTIVE PLAN
                                    (As amended)

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                                  TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I
GENERAL
    1.1  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.2  Administration. . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.3  Persons Eligible for Awards . . . . . . . . . . . . . . . . . .    3
    1.4  Types of Awards Under Plan. . . . . . . . . . . . . . . . . . .    3
    1.5  Shares Available for Awards . . . . . . . . . . . . . . . . . .    3
    1.6  Definitions of Certain Terms. . . . . . . . . . . . . . . . . .    5

ARTICLE II
AWARDS UNDER THE PLAN
    2.1  Agreements Evidencing Awards. . . . . . . . . . . . . . . . . .    6
    2.2  Grant of Stock Options. . . . . . . . . . . . . . . . . . . . .    7
    2.3  Exercise of Options . . . . . . . . . . . . . . . . . . . . . .    8
    2.4  Termination of Employment; Death. . . . . . . . . . . . . . . .   10
    2.5  Grant of Restricted Stock . . . . . . . . . . . . . . . . . . .   12

ARTICLE III
MISCELLANEOUS
    3.1  Amendment of the Plan; Modification of Awards . . . . . . . . .   14
    3.2  Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . .   15
    3.3  Nonassignability. . . . . . . . . . . . . . . . . . . . . . . .   16
    3.4  Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . .   17
    3.5  Right of Discharge Reserved . . . . . . . . . . . . . . . . . .   18
    3.6  Nature of Payments. . . . . . . . . . . . . . . . . . . . . . .   18
    3.7  Non-Uniform Determinations. . . . . . . . . . . . . . . . . . .   19
    3.8  Other Payments or Awards. . . . . . . . . . . . . . . . . . . .   19
    3.9  Section Headings. . . . . . . . . . . . . . . . . . . . . . . .   20
    3.10 Effective Date and Term of Plan . . . . . . . . . . . . . . . .   20
    3.11 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .   20


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                                      ARTICLE I
                                       GENERAL
1.1  PURPOSE

     The purpose of the TNF Holdings Company, Inc. 1994 Stock Incentive Plan (the "Plan") is to provide for officers and other employees (including directors whether or not employees) of, and consultants to, TNF Holdings Company, Inc. (the "Company") an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2  ADMINISTRATION

     1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors (at least a majority of which are not officers or employees of the Company) and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

     1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan,

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(b)  to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations,
(d) to make all determinations necessary or advisable in administering the Plan,
(e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

     1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

     1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at


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any time and from time to time, resolve to administer the Plan.  In either of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

1.3  PERSONS ELIGIBLE FOR AWARDS

     Awards under the Plan may be made to such officers, directors, and other employees of the Company, and to such consultants to the Company (collectively, "key persons"), as the Committee shall in its sole discretion select with consideration given to recommendations by senior management.

1.4  TYPES OF AWARDS UNDER PLAN

     Awards under the Plan shall be in the form of (a) nonqualified stock options or (b) restricted stock, as determined by the Committee in its sole discretion. The term "award" means any of the foregoing.

1.5  SHARES AVAILABLE FOR AWARDS

     1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall not exceed 371,251 shares, no more than 229,245 of which shares may be used for awards in the form of nonqualified stock options and no more than 142,006 of which shares may be used for awards in the form of restricted



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stock.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     1.5.2 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

     1.5.3 Any shares subject to an award under the Plan that remain unissued upon the cancellation or


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termination of such award for any reason whatsoever, and any shares of restricted stock forfeited pursuant to Section 2.5.5, shall again become available for awards under the Plan. Except as provided in this Section 1.5, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.

1.6  DEFINITIONS OF CERTAIN TERMS

     1.6.1 The "Fair Market Value" of a share of Common Stock on any day shall be the Fair Market Value of a share of Common Stock on any day determined by the Committee; the Fair Market Value of a share of Common Stock as of the date of adoption of the Plan is $1.00 per share. The "Fair Market Value" of all or part of an option on any day shall be the product of (a) the number of shares for which such option (or part thereof) is then exercisable, multiplied by (b) the excess of the Fair Market Value of a share of Common Stock on such day over the exercise price with respect to such option.

     1.6.2 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company as a-consultant or otherwise.

     1.6.3 A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by


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the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

     1.6.4 The terms "parent corporation" and "subsidiary corporation" have the meanings given them in section 424(e) and (f) of the Code, respectively.

                                      ARTICLE II

                                AWARDS UNDER THE PLAN

2.1  AGREEMENTS EVIDENCING AWARDS

     Each award granted under the Plan shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee may in its


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sole discretion deem necessary or desirable.  By accepting an award pursuant to the Plan, a grantee thereby agrees (a) that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement and (b) to be bound by the terms and conditions of the Company's Securityholders Agreement, dated as of the date of adoption of the Plan. As a condition to receiving an award, a grantee shall have executed a counterpart of such Securityholders Agreement.

2.2  GRANT OF STOCK OPTIONS

     2.2.1 The Committee may grant nonqualified stock options to purchase shares of Common Stock from the Company, to such persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     2.2.2 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion, provided that in no event shall it be less than the Fair Market Value of a share of Common Stock.

     2.2.3 Each Plan Agreement with respect to an option shall set forth the periods during which the award


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evidenced thereby shall be exercisable, whether in whole or in part.  Such periods shall be determined by the Committee in its sole discretion; provided that except as and to the extent that the Committee may otherwise provide pursuant to Section 3.1.3, no option shall be exercisable prior to the first anniversary of the date of grant.

2.3  EXERCISE OF OPTIONS

     Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable as follows:

     2.3.1 Unless the applicable Plan Agreement otherwise provides, an option shall become exercisable on the tenth anniversary of the date the option is granted.

     2.3.2 Unless the applicable Plan Agreement otherwise provides, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.

     2.3.3 Unless the applicable Plan Agreement otherwise provides, an option may be exercised from time to time AS to all or part of the shares as to which such award is then exercisable.

     2.3.4 An option shall be exercised by the filing of a written notice with the Company, on such form and in


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such manner as the Committee shall in its sole discretion prescribe.

     2.3.5 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; (b) BY (i) delivery of shares of Common Stock and/or (ii) conversion in whole or in part of an option (to the extent then exercisable), in either case having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price, together with a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

     2.3.6 Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the


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method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

     2.3.7 No grantee of an option (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date IS prior to the date such stock certificate is issued.

2.4  TERMINATION OF EMPLOYMENT; DEATH

     2.4.1 Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination OF the grantee's employment for any reason (including death). To the extent options held by a grantee are not exercisable on the date of any such termination, such options shall not thereafter become exercisable.

     2.4.2 If a grantee's employment terminates for any reason other than death or dismissal for cause, the


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grantee (or his legal representative, if applicable) may exercise any outstanding option on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates, but in no event after the expiration date of the award as set forth in the Plan Agreement.

     2.4.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.4.2, any outstanding option shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's


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will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Section 3.2 hereof.

2.5 GRANT OF RESTRICTED STOCK

     2.5.1 The Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.5.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue to the grantee a certificate or certificates for the shares of


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Common Stock covered by the award.  Upon the issuance of such certificate(s), the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to the forfeiture provisions of Section 2.5, subject also to the nontransferability restrictions and Company repurchase rights described in Sections 2.5.4 and 2.5.6, and subject also to any other restrictions and conditions contained in the applicable Plan Agreement, except that (unless otherwise provided in the applicable Plan Agreement) the grantee shall not have the right to receive any dividends or distributions in respect of the shares of Common Stock covered by the award until such shares have vested pursuant to Section 2.5.5.

     2.5.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

     2.5.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until such shares vest pursuant to Section 2.5.5, except as specifically provided in the applicable Plan Agreement.


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     2.5.5     Unless the applicable Plan Agreement otherwise provides, shares of restricted stock shall be forfeitable until the tenth anniversary of the date hereof.

     2.5.6 During the 90 days following the termination of the grantee's employment for any reason (including death), the Company shall have the right to require the return of any shares (together with any accumulated dividends thereon) that are forfeitable pursuant to Section 2.5.5 on the date of such termination, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares.

                                     ARTICLE III

                                    MISCELLANEOUS

3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any


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award shall not be considered to materially impair any rights of any grantee.

     3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award may be exercised, or (b) waive or amend any goals, restrictions or conditions set forth in the Agreement, or (c) extend the scheduled expiration date of the award. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  RESTRICTIONS

     3.2.1 If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.


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     3.2.2     The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3  NONASSIGNABILITY

     No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee or during the period specified in Section 2.4.3 only by the grantee or the grantee's legal representative.


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3.4  REQUIREMENT OF NOTIFICATION OF
     ELECTION UNDER SECTION 83(b) OF THE CODE

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.4 WITHHOLDING TAXES

     3.4.1 Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

     3.5.2 Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall


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have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.5  RIGHT OF DISCHARGE RESERVED

     Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.6  NATURE OF PAYMENT

     3.6.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     3.6.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement,


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profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.7  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.8  OTHER PAYMENTS OR AWARDS

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.


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3.9  SECTION HEADINGS

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.10 EFFECTIVE DATE AND TERM OF PLAN

     The Plan was adopted by the Board and approved by the Company's shareholders on June 7, 1994.

3.11 GOVERNING LAW

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.


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